LICENSE AGREEMENT
                              BEVMAX OFFICE CENTERS
                 1560 Broadway, 10th Floor. New York, N.Y. 10036

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License #              0145                                          Date      1/4/2006
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Licensee:                              On2 Technologies, Inc.
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(please indicate above if corporation, partnership, etc.)
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(1)Principal's/(2)Contact Person's
Name:                                  Tim Reusing
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Persons Authorized to Use Office:      Tim Reusing, Doug McIntyre, Matt Frost, Margaret Diggory,
                                       Daniel Scherer & Anthony Ciaravalo
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Federal ID #                           841280679
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BOC Telephone #                        (646) 292-3533
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Type of Business:                      Software Development
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Licensed Office(s):                    1031, 1032, 1033, 1034 & 1044
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Fixed Fee/Additional Fees:             $8,950.00 Fixed Fee per month / $670.00 Additional Fee per month for 6 phones, 5 T-1 lines & 1 fax
                                   ------------------------------------------------------------------------
Commencement Fee:                      $0.00
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Service Retainer:                      $17,900.00 (already received)
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Broker:
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License Term:                          6 months
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             A) Commencement Date:     March 1, 2006
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             B) Termination Date:      August 31, 2006
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Person's Authorized to Sign for Licensee:     Tim Reusing
                                   ------------------------------------------------------------------------
Licensor:                              Bevmax Office Centers 1560, LLC d/b/a Bevmax Office Centers
                                   ------------------------------------------------------------------------
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This License Agreement made as of 1/4/06 between Bevmax Office Centers 1560, LLC
d/b/a Bevmax Office Centers (hereinafter "Licensor") and On2 Technologies, Inc.
(hereinafter "Licensee") incorporates page 2 and 3 of this License Agreement
(attached hereto) and we both agree to comply with all terms and conditions as delineated on this page and pages 2 and 3 of this License Agreement.

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Licensee:  On2 Technologies, Inc.                    Licensor:   Bevmax Office Centers 1560, LLC
                                                                 d/b/a Bevmax Office Centers
           ----------------------------------                    ---------------------------------
By:        /s/ Tim Reusing                                       /s/ Fredric Feld
           ----------------------------------                    ---------------------------------
           Authorized Signature / Date                           Authorized Signature / Date
           Tim Reusing                                           Fredric Feld
           ----------------------------------                    ---------------------------------
           Print Name                                            Print Name
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                           License Agreement (Page 2)

1. Standard Services: In consideration of the Licensee's payment of the Fixed Fee and the Commencement Fee (both listed on front page of this License Agreement) as well as other valuable consideration, 1)Licensor allows Licensee to use the office(s) listed on the front page of this License Agreement (hereinafter "Agreement") 24 hours a day, 7 days a week for the License Term (listed on front page) subject to the Rules and Regulations, a copy of which Licensee acknowledges was received with this Agreement, (which Rules and Regulations may be reasonably changed by Licensor from time to time upon written notice to Licensee) and subject to Licensor's right upon 3 days written notice to Licensee to relocate Licensee to a different office within the Center of at least equal size and quality,
      2)Licensor provides Licensee with Receptionist during normal business hours, 3)unlimited use of a conference room (as available and upon prior reservation) including overtime and weekends, 4)delivery of mail, 5)use of common areas including pantry, 6)Licensor also provides heating, HVAC, electricity (subject to Building rules / limitations), 7)office cleaning, and 8)maintenance of Licensor equipment and offices due to ordinary wear and tear 9)Licensor provides Licensee access to a shower during regular business hours, subject to limited availability when being used by Bevmax employees other licensees or invitees and 10)Licensor provides Licensee access to the exercise room during regular business hours, subject to limited availability when being used by Bevmax employees other licensees or invitees, provided that (i) Licensee and each of Licensee's employees who intends to use the exercise room executes and waiver of liability in form reasonably acceptable to Licensor with respect to the use of the exercise room and (ii)Licensee agrees to indemnify Licensor for any claim brought by any such employee of Licensee in connection with the use of the exercise room and shower.

2. a). Fees: The Fixed Fee is payable in advance on the first day of each month during the License Term. (If the License Term begins on a day other than the 1st day of a month, the second payment of the Fixed Fee will be prorated). The Commencement Fee and Service Retainer (defined in paragraph
      3) are to be paid upon the signing of this Agreement. Additional Fees (including all applicable taxes) are due on the 1st day of the month, "in the month following" the month that the additional services (defined in paragraph 4) are rendered.

      b). In the event that Licensee does not pay either the Fixed Fee and/or the Additional Fees when due (hereinafter "Monetary Default") and such Monetary Default is not cured within 3 business days after written notice of such Monetary Default is hand delivered to Licensee, then Licensor may terminate Licensee's internet access, security cards and remove telephones.

3. Service Retainer: The Service Retainer is to be held by Licensor as security for payment of all fees due and payable under this Agreement as well as all possible damages to Licensor's equipment and furniture, office space caused by Licensee or its invitees, ordinary wear and tear excepted all and any obligations of Licensee under this Agreement. The Service Retainer will not be kept in a separate account and no interest will be paid to Licensee. The Service Retainer may be applied upon written notice to Licensee to all past due fees, monies and/or damages as they occur, at "Licensor's" reasonable discretion. This Service Retainer will be returned (less any monies due under this Agreement) 30 days after the expiration of the License Term or 30 days after termination as defined in paragraph 6. In the event the Service Retainer is applied to past due fees, then the Licensee is obligated to replenish the Service Retainer to the original amount set on page 1 of this Agreement promptly upon written request.

4. Additional Services: Additional Services are services above and beyond Standard Services as defined in paragraph 1 which are available at both Licensee's and Licensor's option pursuant to our rate schedule. The Additional Fees for these Additional Services shall be paid by Licensee pursuant to paragraph 2.

5. a). Liability: Licensor and Bevmax Office Centers 1560, LLC d/b/a Bevmax Office Centers are not liable for any loss or damages as a direct or indirect result of Licensor's misfeasance or nonfeasance in connection with providing any service including but not limited to telephone usage, internet usage, electricity, and all utilities and building services as well as all Additional Services. "Licensor is not liable for damages/claims resulting from fire, water damage, accidents and/or "force majeure". Licensees' sole remedy for interruption or failure of any service, utility or actual access to the office center or their assigned office is the suspension or adjustment of the Fixed Fee or Additional Fees as is applicable Licensee may effect such suspension or adjustment of the Fixed Fee or Additional Fees upon prior written notice to Licensor .

      b). Condition Precedent: As a specific condition precedent to the Licensor entering into this License Agreement, The Licensee unequivocally and absolutely agrees not to make any claim for damages including but not limited to loss of profits or gross income which are directly or indirectly a result of Licensor's action or inaction, misfeasance or nonfeasance unless said damages are a direct result of Licensor's gross negligence and then such damages are to be limited to suspension or adjustment of Fees as outlined in paragraph 5(a).

                           License Agreement (Page 3)

6. a). Licensor Termination: Licensor may terminate this Agreement before the end of the License Term in the event that any of the terms, conditions, paragraphs of this Agreement that Licensee does not perform or comply with, or violates including but not limited to payment of any fees, monies, and/or violations o f the Rules and Regulations (hereinafter "Default"), and the Default is not cured within 3 business days after written notice of such Default is hand delivered to Licensee. Notwithstanding the foregoing, Licensor may terminate this Agreement immediately after Licensee has committed 3 separate Defaults of this Agreement and Licensor has previously provided Licensee with prior written notice of such default. Licensee agrees not to terminate this Agreement willfully or capriciously and to enforce the Rules and Regulations consistently with respect to all licensees.

      b).Licensee Termination: Licensee can terminate this Agreement in either of the following events, 1)there is no access to the office center for 6 concurrent business days, 2)there is no telecommunication service, phone or internet service for 4 concurrent business days, upon written notice of termination of Agreement indicating lack of access or telecommunication service and Licensor's not curing same within 2 business days or 3) Licensee can demonstrate that Licensor has consistently failed to provide internet service at commercially reasonable levels.

7. Insurance: Licensee is to provide Licensor with a certificate of insurance covering all of Licensee's personal property as well as liability insurance covering its own employees and third parties naming Bevmax Office Centers/Licensor as additional insured. Licensee has the obligation to indemnify Licensor for Licensee's breaches, negligence and all and any actions that cause damage to Licensee, Licensor's employees, center or property and/or Licensee's invitees Licensor is not responsible for loss, damage or theft of any of Licensee, or its employees, invitees, guests, vendors, and/or visitor's personal property unless the loss theft or damage is a direct result of Licensor's gross negligence.

8. Damages: Licensee is to take good commercially reasonable care of all of the furnishings, equipment, personal property of the Office Center as well as the installation of the Office Center (e.g. carpet, light fixtures, wallcoverings, pictures, sheetrock walls). All damages resulting from Licensee or its invitees, guests, vendors, and visitors actions will be added to the Additional Fees invoice.

9. Internet Service: Licensee is limited to 200 MB per paid connection per day. Licensor reserves the right to terminate internet service to the Licensee upon 2 business days written notice when, a) Licensee is either using a disproportionate amount of bandwidth, or b) Other licensee's use of internet is negatively affected in any way, or c) there is a material negative impact on the Bevmax Office Centers network. In the event Licensor terminates the Licensee's internet service, Licensee has the right to terminate this License Agreement upon 3 days written notice. d) Licensee must have acceptable and functioning "anti-virus" software before they will be connected to the internet.

10.   Miscellaneous:

      a). Licensee may not assign this agreement without Licensor's prior written consent and may not grant use of its office to a 3rd party.
      b). Upon termination of this Agreement, Licensee agrees NOT to file a change of address form with the US Post Office. Licensor will file change of address form for Licensee based on Licensee's written notice of new address. Licensor agrees to forward all mail to Licensee (at Licensee's expense) for a period of 30 days. Provided Licensee is not in default, Licensor agrees to forward all mail and will keep their telephone number and voicemail active for 1 month after termination of License Agreement.
      c). All notices are to be in writing, Certified or Registered Mail or any other delivery service providing proof of delivery to either Licensor or Licensee at their addresses listed on page 1 of this agreement.
      d). Licensee agrees to abide by, comply with and not violate the Rules and Regulations of Bevmax Office Centers, a copy of which was delivered to Licensee before the signing of this License Agreement.
      e). Licensor & Licensee agree to waive their respective rights to a Jury Trial.
      f). Telephone usage shall be billed at the rates as listed on our rate schedule. These rates are subject to change based upon 30 days prior written notice.
      g). In the event that Licensee remains in the office after the Termination Date or earlier Termination of License based on paragraph 6 then in addition to Licensor availing itself of all legal remedies available under applicable law, Licensee will be charged 200% of the Fixed Fee listed on the 1st page of the License Agreement on a prorata basis.
      h). If the last day of the License Term or any renewal thereof falls on a Saturday, Sunday or holiday, this License shall terminate on the business day immediately following. The last invoices shall be pro-rated accordingly.
      i). This Agreement is specifically subject to all the terms, conditions, and paragraphs of Licensor's Lease of the 10th floor of 1560 Broadway dated February 13, 2003.
      j). It is understood that this License is not a lease, that no leasehold or tenancy is intended to be created hereby, and that this License shall not be construed so as to create the relationship of landlord and tenant.